As filed with the Securities and Exchange Commission on May 15, 2002
                                               Registration  No.  ______________


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                DST SYSTEMS, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

    DELAWARE                                                   43-1581814
--------------------------------------------------------------------------------
(State of Incorporation)                                   (I.R.S. Employer
                                                           Identification No.)

                         333 West 11th Street, 5th Floor
                        Kansas City, Missouri 64105-1594
                        --------------------------------
                    (Address of Principal Executive Offices)

         DST SYSTEMS, INC. 1995 STOCK OPTION AND PERFORMANCE AWARD PLAN
         --------------------------------------------------------------
                            (Full title of the plan)

                            ROBERT C. CANFIELD, ESQ.
              Senior Vice President, General Counsel, and Secretary
                                DST Systems, Inc.
                         333 West 11th Street, 5th Floor
                        Kansas City, Missouri 64105-1594
                                 (816) 435-1000
    ------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                                    CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Title of Each Class of          Amount             Proposed Maximum       Proposed Maximum           Amount of
    Securities to be              to be              Offering Price            Aggregate            Registration
     Registered(1)            Registered(2)            Per Share            Offering Price               Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Common Stock, par value    6,000,000 shares(3)           $46.33             $277,980,000(4)          $25,575(4)
$0.01 per share

Interest in the Plan       (5)                           N/A                N/A                      (6)

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Includes associated rights to purchase Series A Preferred Stock of the Registrant.

(2) This Registration Statement also covers an indeterminate number of additional shares which may be necessary to adjust the above-referenced Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding stock. In addition, this Registration Statement also covers an indeterminate amount of additional securities which may be issued under the above-referenced Plan pursuant to the anti-dilution provisions of such Plan.

(3) This Registration Statement registers an additional 6,000,000 shares under the 1995 Stock Option and Performance Award Plan, under which 24,000,000 shares have previously been registered (SEC File Nos. 333-04197, 333-69377 and 333-36726).

(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the average of the high and low prices of a share of Common Stock of DST Systems, Inc. reported for trading on the New York Stock Exchange on May 10, 2002.

(5) To the extent that the interests in the Plan constitute securities, pursuant to Rule 416(c), this Registration Statement shall be deemed to register an indeterminate amount of interests in the Plan.

(6) Pursuant to Rule 457(h)(2), no registration fee is required with respect to the interests in the Plan.

     Pursuant to General Instruction E of Form S-8 ("Registration of Additional Securities"), the Registrant hereby makes the following statement:

     On May 21, 1996, the Registrant filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (SEC File No. 333-04197) (the "First Registration Statement") relating to 6,000,000 shares of the Registrant's common stock to be issued pursuant to the DST Systems, Inc. 1995 Stock Option and Performance Award Plan (the "Option Plan"). On December 21, 1998, the Registrant filed with the Commission a Registration Statement on Form S-8 (SEC File No. 333-69377)
     (the "Second Registration Statement") relating to 3,000,000 additional shares of the Registrant's common stock to be issued pursuant to the Option Plan. The Registrant filed with the Commission a Registration Statement on Form S-8 (SEC File No. 333-36726) on May 10, 2000, and Post-Effective Amendment No. 1 to such Registration Statement on Form S-8 (SEC File No. 333-36726) on October 18, 2000 (such Registration Statement, as amended, the "Third Registration Statement"). Each of the First Registration Statement, Second Registration Statement and Third Registration Statement is currently effective. This Registration Statement relates to securities
     (a) of the same class as those to which the First Registration Statement, Second Registration Statement and Third Registration Statement relate and
     (b) to be issued pursuant to the Option Plan. The contents of the First Registration Statement, Second Registration Statement and Third Registration Statement are incorporated herein by reference.


Item 8.           Exhibits


     The exhibits are listed in the Exhibit Index of this Registration Statement, which Exhibit Index is incorporated herein by reference.


                  (Remainder of page intentionally left blank.)

                        SIGNATURES AND POWER OF ATTORNEY

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Kansas City, State of Missouri, on May 14, 2002.

                                  DST SYSTEMS, INC.


                                  By   /s/ Thomas A. McDonnell
                                    --------------------------------------------
                                           Thomas A. McDonnell
                                           President and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints each of the Company's Chief Executive Officer, General Counsel, and Chief Financial Officer (currently Thomas A. McDonnell, Robert C. Canfield, and Kenneth V. Hager respectively) as such person's true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any exchange on which the Registrant's stock registered hereunder is traded, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                        Title                       Date


/s/ A. Edward Allinson                    Director                 May 14, 2002
------------------------------
A. Edward Allinson


/s/ Michael G. Fitt                       Director                 May 14, 2002
------------------------------
Michael G. Fitt


/s/ William C. Nelson                     Director                 May 14, 2002
------------------------------
William C. Nelson


/s/ M. Jeannine Strandjord                Director                 May 14, 2002
------------------------------
M. Jeannine Strandjord


/s/ Thomas A. McDonnell           President, Chief Executive       May 14, 2002
------------------------------   Officer (Principal Executive
Thomas A. McDonnell                Officer), and Director



/s/ Thomas A. McCullough                  Director                 May 14, 2002
------------------------------
Thomas A. McCullough


/s/ Kenneth V. Hager                Vice President, Chief          May 14, 2002
------------------------------      Financial Officer, and
Kenneth V. Hager                 Treasurer (Principal Financial
                                           Officer)


/s/ Gregg W. Givens                 Vice President and Chief       May 14, 2002
------------------------------   Accounting Officer (Principal
Gregg W. Givens                       Accounting Officer)


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on May 14, 2002.


                                         /s/ Michael G. Fitt
                                         ---------------------------------------
                                         Michael G. Fitt*


                                         /s/ William C. Nelson
                                         ---------------------------------------
                                         William C. Nelson*


                                         /s/ M. Jeannine Strandjord
                                         ---------------------------------------
                                         M. Jeannine Strandjord*

*Member of the Committee appointed to administer the Plan, which committee has, pursuant to the instructions regarding signatures on Form S-8, duly caused this Registration Statement to be signed on behalf of the Plan.

                                INDEX TO EXHIBITS

Exhibit
Number               Description of Exhibit

4.1 DST Systems, Inc. 1995 Stock Option and Performance Award Plan, amended and restated as of May 14, 2002, is attached hereto as
           Exhibit 4.1.

4.2.2 The Registrant's Delaware Certificate of Amendment of Certificate of Incorporation, dated May 9, 2000, which is attached as Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended March 31, 2000 (Commission File No. 1-14036), is hereby incorporated by reference as Exhibit 4.2.2.

4.3 The Registrant's Amended and Restated By-Laws as adopted August 28, 1995 and amended and restated on December 12, 2000, which are attached as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (Commission File No. 1-14036), are hereby incorporated by reference as Exhibit 4.3.

4.4.8 The third amendment, dated as of September 25, 2001, to the Rights Agreement, dated as of October 6, 1995 and as amended on July 9, 1998 and September 10, 1999, between the Registrant and State Street Bank and Trust Company, as rights agent, which is attached as Exhibit 99 to Amendment No. 3 dated November 26, 2001 to the Registrant's Form 8-A (Commission File No. 1-14036), is hereby incorporated by reference as Exhibit 4.4.8.

4.6 The Assignment, Acceptance and Consent, dated as of November 7, 2001, among the Registrant, State Street Bank and Trust Company, and EquiServe Trust Company, N.A., which is attached as Exhibit 4.3.4 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (Commission File No. 1-14036), is hereby incorporated by reference as Exhibit 4.6.

4.7 The description of the Registrant's common stock, par value $0.01 per share, set forth in the Registrant's Registration Statement on Form 8-A12B/A filed on January 12, 1998
           (Commission File No. 1-14036), is hereby incorporated by reference as Exhibit 4.7.

4.8 The second amendment dated September 27, 1999 (the "September 8-A Amendment") to the Form 8-A dated November 15, 1995 (Commission File No. 1-14036) is hereby incorporated by reference as Exhibit 4.4.4.

5.1 Opinion of Sonnenschein Nath & Rosenthal regarding legality (including consent).

23.1       Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.1).

23.2       Consent of PricewaterhouseCoopers LLP, independent accountants.

24         Power of Attorney (included on signature page).